UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2012

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2012 Annual Meeting of Stockholders of American Vanguard Corporation held on June 7, 2012, three matters were voted upon by shareholders, namely, (i) the election of eight (8) directors until their successors are elected and qualified, (ii) ratification of BDO USA, LLP as independent auditors for the year ending December 31, 2012, and (iii) an advisory vote approving the overall executive compensation policies and procedures of the Company as set forth in the proxy.

With respect to the first proposal in the proxy, the following eight nominees received the highest number of “FOR” votes and, as a result, were elected to serve as directors for the ensuing year:

Nominee	Votes For	Votes Withheld
Lawrence S. Clark	22,569,228	400,377
Debra F. Edwards	22,776,691	192,914
Alfred F. Ingulli	22,952,635	16,970
John L. Killmer	22,953,959	15,646
Carl R. Soderlind	22,531,969	437,636
Irving J. Thau	22,952,316	17,289
Eric G. Wintemute	22,937,710	31,895
Esmail Zirakparvar	22,949,531	20,074

With respect to all director nominees, broker non-votes equaled 2,671,863.

With respect to Proposals Two (appointment of BDO) and Three (approval of executive compensation), both measures received the affirmative vote of a majority of the shares cast at the meeting; more specifically, the shares were voted as follows:

Proposal	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Two	25,081,479	552,182	7,806	0
Three	22,512,751	431,788	24,966	2,671,863

The information contained in this Current Report on Form 8-K is being furnished under Item 5.07 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: June 12, 2012
	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary